Exhibit 99.1

News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere & Company Raises Quarterly Dividend

MOLINE, IL (December 6, 2023) –The Deere & Company (NYSE: DE) Board of Directors today declared a quarterly dividend of $1.47 per share payable February 8, 2024, to stockholders of record on December 29, 2023.

The new quarterly rate represents an additional 12 cents per share over the previous level of $1.35.

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